Exhibit 99.1

News Release	iStar Financial Inc. 1114 Avenue of the Americas New York, NY 10036 (212) 930-9400 investors@istarfinancial.com

COMPANY CONTACTS	[NYSE: SFI]

David M. DiStaso Chief Financial Officer	Jason Fooks Investor Relations

iStar Financial Announces Second Quarter 2013 Results

•                  Adjusted income allocable to common shareholders for the second quarter 2013 was $4 million.

•                  Company’s investment commitment and fundings for the quarter total $190 million.

•                  Ended quarter with over $700 million of cash available for future investments.

NEW YORK - July 25, 2013 - iStar Financial Inc. (NYSE: SFI) today reported results for the second quarter ended June 30, 2013.

Second Quarter 2013 Results

iStar reported adjusted income (loss) allocable to common shareholders for the second quarter of $4.4 million, compared to ($1.4) million for the second quarter 2012. Results for the quarter included $11.5 million of loss on early extinguishment of debt associated with the early refinancing of debt. In addition, the prior year period included a $24.8 million gain associated with the bulk sale of 12 net lease assets. Excluding those items, adjusted income for the quarter was $15.5 million versus a loss of ($25.4) million for the prior year period.

Adjusted income (loss) represents net income (loss) computed in accordance with GAAP, prior to the effects of certain non-cash items, including depreciation, loan loss provisions, impairments, stock-based compensation and gain/loss on early extinguishment of debt. Please see the financial tables that follow the text of this press release for the Company’s calculations of adjusted income as well as reconciliations to GAAP net income (loss).

Net income (loss) allocable to common shareholders for the second quarter was ($26.0) million, or ($0.31) per diluted common share, compared to ($59.0) million, or ($0.70) per diluted common share for the second quarter 2012. Excluding the items mentioned above, net income (loss) allocable to common shareholders for the quarter was ($14.9) million versus ($83.0) million for the prior period.

Capital Markets

During the quarter the Company issued at par $265 million of 3.875% senior unsecured notes due July 2016 and $300 million of 4.875% senior unsecured notes due July 2018. The Company used a portion of the net proceeds of the offerings to repay the remaining $97 million aggregate principal amount outstanding of its 8.625% Senior Notes due June 2013 and the remainder of the net proceeds, together with cash on hand, to redeem the remaining $448 million aggregate principal amount outstanding of its 5.95% Senior Notes due October 2013. There are no remaining debt maturities for the balance of the year.

Separately, the Company repaid $76.4 million on its February 2013 Secured Credit Facility during the quarter, bringing the remaining balance to $1.60 billion at June 30, 2013. In addition, the Company repaid $52.2 million on the A-1 tranche of its 2012 A-1/A-2 Secured Credit Facility during the quarter, bringing the remaining outstanding balance of the A-1 tranche to $8.1 million. The balance of the A-2 tranche at the end of the quarter was $470.0 million.

The Company’s weighted average effective cost of debt for the second quarter was 6.0%, a decrease from 6.2% for the prior quarter. The Company’s leverage was 2.0x at June 30, 2013, down from 2.1x at the end of the prior quarter, and at the low end of the Company’s targeted range of 2.0x — 2.5x. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage.

Subsequent to quarter end, Moody’s Investor Services revised its rating outlook on iStar to positive from stable, citing the Company’s “strengthened credit profile and efforts to re-establish and grow its real estate finance business” as well as the Company’s “significant progress in extending its debt maturity schedule and its [solid] liquidity profile…over the near term.”

Investment Activity

As previously reported, iStar originated a $146.0 million investment in Landmark Apartment Trust of America during the second quarter, funding $65.7 million during the quarter. iStar expects the remainder to be funded prior to year-end. Also, the Company funded a total of $43.4 million of additional investments during the quarter.

The Company had $715.9 million of cash at the end of the quarter, which will be used primarily to fund investment activity as the Company continues to ramp up originations.

iStar generated $537.8 million of proceeds from its portfolio during the quarter, comprised of $155.4 million from repayments and sales of loans in its real estate finance portfolio, $116.8 million from sales of operating properties, $15.9 million from sales of net lease assets, $25.0 million from sales of land and $224.7 million from other investments, including the previously announced sale of LNR Property LLC on April 19, 2013.

Portfolio Overview

At June 30, 2013, the Company’s total portfolio had a gross carrying value of $5.43 billion, gross of $421.7 million of accumulated depreciation and $32.3 million of general loan loss reserves. Gross carrying value represents the Company’s carrying value, gross of accumulated depreciation and general loan loss reserves.

Real Estate Finance

At June 30, 2013, the Company’s real estate finance portfolio totaled $1.55 billion.

The portfolio included $1.18 billion of performing loans with a weighted average last dollar loan-to-value ratio of 73% and a weighted average maturity of 2.9 years. The performing loans included $683.9 million of first mortgages / senior loans and $492.1 million of mezzanine / subordinated debt. The performing loans generated a weighted average effective yield for the quarter of 7.0%. The weighted average risk rating of the Company’s performing loans was 3.15 versus 3.00 in the prior quarter. Included in the performing loan balance were $41.6 million of watch list assets.

At June 30, 2013, the Company’s non-performing loans (NPLs) had a carrying value of $370.0 million, net of $426.5 million of specific reserves, compared to a balance of $358.8 million at the end of the prior quarter.

For the second quarter, the Company recorded $5.0 million in loan loss provision, down from $10.2 million in the prior quarter. At June 30, 2013, loan loss reserves totaled $479.8 million or 24.9% of the total gross carrying value of loans.

Net Lease

At the end of the quarter, iStar’s net lease portfolio had a gross carrying value of $1.65 billion, gross of $326.4 million of accumulated depreciation. The Company’s net lease portfolio totaled 20 million square feet across 34 states. During the quarter, the Company invested $14.9 million in its net lease portfolio, including fundings for a new, approximately 185,000 square foot build-to-suit development under long-term lease to Universal Technical Institute outside of Chicago. In addition, the Company generated $15.9 million of proceeds from the sale of net lease assets and recorded a $3.4 million gain.

Occupancy for the portfolio was 93.8% at the end of the quarter, with a weighted average remaining lease term of 12.0 years. The weighted average risk rating of the Company’s net lease portfolio improved to 2.40 from 2.43 in the prior quarter. The occupied assets generated an unleveraged weighted average effective yield of 7.8% on gross carrying value and the total net lease portfolio generated an unleveraged weighted average effective yield of 7.2% on gross carrying value for the quarter.

Operating Properties

At the end of the quarter, the Company’s operating properties portfolio totaling $1.13 billion, gross of $92.5 million of accumulated depreciation, was comprised of $825.1 million of commercial and $302.4 million of residential real estate properties. During the quarter, the Company invested $9.7 million in its operating properties.

Commercial Operating

The Company’s commercial operating properties represent a diverse pool of 31 assets across a broad range of geographies and collateral types such as office, retail and hotel properties. These properties generated $28.8 million of revenue offset by $20.2 million of expenses during the quarter. The Company generally seeks to reposition or redevelop these assets with the objective of maximizing their values through the infusion of capital and/or intensive asset management efforts.

At the end of the quarter, the Company had $182.3 million of stabilized commercial operating properties that were 88% leased and generated an unleveraged weighted average effective yield of 9.5% on gross carrying value for the quarter. The Company generated $24.5 million of proceeds from the sale of commercial operating properties and recorded a $4.9 million gain for the quarter.

The remaining commercial operating properties were 56% leased and generated an unleveraged weighted average effective yield of 2.9% on gross carrying value for the quarter. iStar is actively working to lease up and stabilize these properties. During the quarter, the Company executed approximately 50 commercial operating property leases covering 300,000 square feet.

Residential Operating

At the end of the quarter, the residential operating portfolio was comprised of 805 condominium units, generally located within luxury condominium projects located in major U.S. cities. The Company’s strategy is to continue selling its remaining condominium inventory and to maximize net proceeds. During the quarter, the Company sold 118 condominium units, resulting in $92.4 million of proceeds and recorded $36.3 million of income, offset by $4.6 million of expenses.

Land

At the end of the quarter, the Company’s land portfolio totaling $962.2 million, gross of accumulated depreciation, was comprised of 11 master planned community projects, seven urban infill land parcels and six waterfront land parcels located throughout the United States. During the quarter, the Company invested $8.3 million in its land portfolio through capital expenditures.

Master planned communities represent large-scale residential projects that the Company will entitle, plan and/or develop. These projects are currently entitled for more than 25,000 lots. The remainder of the Company’s land includes infill and waterfront parcels located in and around major cities that the Company will develop, sell to or partner with commercial real estate developers. These projects are currently entitled for approximately 6,000 residential units, and select projects which include commercial, retail and office uses.

At June 30, 2013, the Company had five land projects in production, nine in development and 10 in the pre-development phase. During the quarter, iStar contributed a land parcel to a joint venture for the development of Marina Palms, a luxury water-front condominium and yacht club in Miami, FL, in exchange for $21.4 million of proceeds, as well as both a preferred partnership interest and a 47.5% equity interest in the development joint venture. The Company recorded a $3.4 million gain associated with this transaction.

[Financial Tables to Follow]

*                   *                *

iStar Financial Inc. (NYSE: SFI) is a fully-integrated finance and investment company focused on the commercial real estate industry. The Company provides custom-tailored investment capital to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors. The Company, which is taxed as a real estate investment trust (“REIT”), has invested more than $35 billion over the past two decades. Additional information on iStar Financial is available on the Company’s website at www.istarfinancial.com.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, July 25, 2013. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales, increases in NPLs, the Company’s ability to reduce NPLs, repayment levels, the Company’s ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, actual results of condominium sales meeting our expectations, the Company’s ability to generate income and gains from non-performing loans, operating properties and land and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
REVENUES

Operating lease income	$57,522	$54,111	$115,995	$107,305
Interest income	29,682	36,448	54,349	73,651
Other income	13,125	16,659	24,517	27,354
Total revenues	$100,329	$107,218	$194,861	$208,310

COSTS AND EXPENSES

Interest expense	$69,157	$94,474	$140,723	$179,818
Real estate expense	37,065	38,172	74,966	73,242
Depreciation and amortization	17,389	16,740	34,772	32,909
General and administrative (1)	20,876	19,792	42,723	42,637
Provision for loan losses	5,020	26,531	15,226	44,031
Impairment of assets	—	6,150	—	6,900
Other expense	146	3,907	5,770	4,360
Total costs and expenses	$149,653	$205,766	$314,180	$383,897

Income (loss) before earnings from equity method investments and other items	$(49,324)	$(98,548)	$(119,319)	$(175,587)
Gain (loss) on early extinguishment of debt, net	(15,242)	(4,868)	(24,784)	(3,164)
Earnings from equity method investments	8,323	18,420	30,001	53,206
Income (loss) from continuing operations before income taxes	$(56,243)	$(84,996)	$(114,102)	$(125,545)
Income tax (expense) benefit	(429)	(3,477)	(4,504)	(4,748)
Income (loss) from continuing operations	$(56,672)	$(88,473)	$(118,606)	$(130,293)
Income (loss) from discontinued operations	(324)	(773)	616	(14,140)
Gain from discontinued operations	8,279	24,851	13,323	27,257
Income from sales of residential property	34,319	13,266	58,016	19,999
Net income (loss)	$(14,398)	$(51,129)	$(46,651)	$(97,177)
Net (income) loss attributable to noncontrolling interests	311	722	500	696
Net income (loss) attributable to iStar Financial Inc.	$(14,087)	$(50,407)	$(46,151)	$(96,481)
Preferred dividends	(12,780)	(10,580)	(23,360)	(21,160)
Net (income) loss allocable to HPUs and Participating Security holders (2)	866	1,991	2,247	3,852
Net income (loss) allocable to common shareholders	$(26,001)	$(58,996)	$(67,264)	$(113,789)

(1) For the three months ended June 30, 2013 and 2012, includes $4,719 and $3,447 of stock-based compensation expense, respectively.  For the six months ended June 30, 2013 and 2012, includes $9,921 and $8,113 of stock-based compensation expense, respectively.

(2) HPU Holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units, restricted stock awards and common stock equivalents granted under the Company’s LTIP that are eligible to participate in dividends.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
ADJUSTED INCOME

Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$(26,001)	$(58,996)	$(67,264)	$(113,789)
Add: Depreciation and amortization	17,400	17,181	34,854	34,418
Add: Provision for loan losses	5,020	26,531	15,226	44,031
Add: Impairment of assets	550	7,496	518	23,520
Add: Stock-based compensation expense	4,719	3,447	9,921	8,113
Less: (Gain)/loss on early extinguishment of debt, net	3,728	4,868	13,270	3,164
Less: HPU/Participating Security allocation	(1,013)	(1,943)	(2,385)	(3,708)
Adjusted income (loss) allocable to common shareholders (1)	$4,403	$(1,416)	$4,140	$(4,251)

EPS INFORMATION FOR COMMON SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (2)
Basic and Diluted	$(0.40)	$(0.98)	$(0.95)	$(1.51)
Net income (loss) attributable to iStar Financial Inc.
Basic and Diluted	$(0.31)	$(0.70)	$(0.79)	$(1.36)
Weighted average shares outstanding
Basic and Diluted	85,125	84,113	84,975	83,834

Common shares outstanding at end of period	85,373	83,610	85,373	83,610

EPS INFORMATION FOR HPU SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (2)
Basic and Diluted	$(74.87)	$(185.13)	$(179.87)	$(285.46)
Net income (loss) attributable to iStar Financial Inc.
Basic and Diluted	$(57.74)	$(132.73)	$(149.81)	$(256.80)
Weighted average shares outstanding
Basic and diluted	15	15	15	15

(1) Adjusted Income (loss) allocable to common shareholders should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. This non-GAAP financial measure should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating this non-GAAP financial measure may differ from the calculations of similarly-titled measures by other companies. Management believes that it is useful to consider Adjusted Income because the adjustments are non-cash items that do not necessarily reflect an actual change in the long-term economic value or performance of our assets. Management considers this non-GAAP financial measure as supplemental information to net income in analyzing the performance of our underlying business. Depreciation and amortization and impairment of assets exclude adjustments from discontinued operations of $11 and $427, respectively, for the three months ended June 30, 2013 and $441 and $1,346 respectively, for the three months ended June 30, 2012. Depreciation and amortization and impairment of assets exclude adjustments from discontinued operations of $82 and $395, respectively, for the six months ended June 30, 2013 and $1,509 and $16,620, respectively, for the six months ended June 30, 2012.

(2) Including preferred dividends, net (income) loss from noncontrolling interests and income from sales of residential property.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	June 30, 2013	December 31, 2012
ASSETS

Real estate
Real estate, at cost	$3,172,352	$3,226,648
Less: accumulated depreciation	(421,675)	(427,625)
Real estate, net	$2,750,677	$2,799,023
Real estate available and held for sale	524,092	635,865
	$3,274,769	$3,434,888

Loans receivable, net	1,513,636	1,829,985
Other investments	189,618	398,843
Cash and cash equivalents	715,906	256,344
Restricted cash	50,413	36,778
Accrued interest and operating lease income receivable, net	9,463	15,226
Deferred operating lease income receivable	89,278	84,735
Deferred expenses and other assets, net	103,697	93,990
Total assets	$5,946,780	$6,150,789

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$112,759	$132,460
Debt obligations, net	4,402,447	4,691,494
Total liabilities	$4,515,206	$4,823,954

Redeemable noncontrolling interests	12,254	13,681

Total iStar Financial Inc. shareholders’ equity	1,354,900	1,238,944
Noncontrolling interests	64,420	74,210
Total equity	$1,419,320	$1,313,154

Total liabilities and equity	$5,946,780	$6,150,789

iStar Financial Inc.

Segment Analysis

(In thousands)

(unaudited)

FOR THE THREE MONTHS ENDED JUNE 30, 2013

Segment Profit (Loss)	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Operating lease income	—	$36,193	$21,329	—	—	$57,522
Interest income	$29,682	—	—	—	—	29,682
Other income	290	—	11,440	—	$1,395	13,125
Revenue	$29,972	$36,193	$32,769	—	$1,395	$100,329
Earnings from equity method investments	—	$652	$1,816	$(1,511)	$7,366	$8,323
Income from sales of residential property	—	—	30,842	3,477	—	34,319
Net operating income and gains from discontinued operations (1)	—	3,431	5,024	—	—	8,455
Revenue & other earnings	$29,972	$40,276	$70,451	$1,966	$8,761	$151,426
Real estate expense	—	$(5,757)	$(24,781)	$(6,527)	—	$(37,065)
Other expense	$(414)	—	—	—	$268	(146)
Direct expenses	$(414)	$(5,757)	$(24,781)	$(6,527)	$268	$(37,211)
Direct segment profit / loss	$29,558	$34,519	$45,670	$(4,561)	$9,029	$114,215
Allocated interest expense	(18,470)	(20,079)	(12,452)	(7,943)	(10,213)	(69,157)
Allocated general and administrative (2)	(2,895)	(3,158)	(2,147)	(1,788)	(6,169)	(16,157)
Segment profit (loss)	$8,193	$11,282	$31,071	$(14,292)	$(7,353)	$28,901

AS OF JUNE 30, 2013

Total Assets	Real Estate Finance	Net Lease	Operating Properties	Land	Corporate / Other	Total
Real estate
Real estate, at cost	—	$1,629,237	$773,817	$769,298	—	$3,172,352
Less: accumulated depreciation	—	(326,375)	(92,480)	(2,820)	—	(421,675)
Real estate, net	—	$1,302,862	$681,337	$766,478	—	$2,750,677
Real estate available and held for sale	—	8,694	335,571	179,827	—	524,092
Total real estate	—	$1,311,556	$1,016,908	$946,305	—	$3,274,769
Loans receivable, net	$1,513,636	—	—	—	—	1,513,636
Other investments	—	16,446	18,169	13,068	$141,935	189,618
Total portfolio assets	$1,513,636	$1,328,002	$1,035,077	$959,373	$141,935	$4,978,023
Cash and other assets						968,757
Total assets						$5,946,780

(1) Includes revenue and real estate expense classified to discontinued operations.

(2) Excludes $4,719 of stock-based compensation expense.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

Three Months Ended
June 30, 2013
OPERATING STATISTICS

Expense Ratio
General and administrative expenses - annualized (A)	$83,504
Average total assets (B)	$6,011,949
Expense Ratio (A) / (B)	1.4%

	As of
	June 30, 2013
Leverage
Book debt	$4,402,447
Less: Cash and cash equivalents	(715,906)
Net book debt (C)	$3,686,541

Book equity	$1,419,320
Add: Accumulated depreciation (1)	434,592
Add: General loan loss reserves	32,300
Sum of book equity, accumulated depreciation and general loan loss reserves (D)	$1,886,212
Leverage (C) / (D)	2.0	x

UNFUNDED COMMITMENTS

Performance-based commitments	$164,542
Other	47,040
Total Unfunded Commitments	$211,582

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (E) (2)	$3,498,050
Unsecured debt (F)	$2,107,491
Unencumbered Assets / Unsecured Debt (E) / (F)	1.7	x

(1) Includes $12,917 of joint venture depreciation.

(2) Unencumbered assets is calculated in accordance with the indentures governing the Company’s unsecured debt securities.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

LOANS RECEIVABLE CREDIT STATISTICS

	As of
	June 30, 2013		December 31, 2012
Carrying value of NPLs /
As a percentage of total carrying value of loans	$369,950	25.6%	$503,112	27.5%

NPL asset specific reserves for loan losses /
As a percentage of gross carrying value of NPLs (1)	$426,468	53.5%	$476,140	48.6%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans (1)	$479,826	24.9%	$524,499	22.3%

(1) Gross carrying value represents iStar’s carrying value of loans, gross of loan loss reserves.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF JUNE 30, 2013 (1)

Property Type	Real Estate Finance	Net Lease	Operating Properties	Land	Total	% of Total
Land	$223	—	—	$962	$1,185	21.8%
Office	19	$409	$309	—	737	13.6%
Industrial / R&D	95	557	52	—	704	12.9%
Entertainment / Leisure	75	484	—	—	559	10.3%
Hotel	307	136	92	—	535	9.8%
Retail	273	58	158	—	489	9.0%
Condominium	127	—	303	—	430	8.0%
Mixed Use / Mixed Collateral	238	—	189	—	427	7.9%
Other Property Types	189	10	25	—	224	4.1%
Strategic Investments	—	—	—	—	142	2.6%
Total	$1,546	$1,654	$1,128	$962	$5,432	100.0%

Geography	Real Estate Finance	Net Lease	Operating Properties	Land	Total	% of Total
West	$178	$432	$237	$369	$1,216	22.4%
Northeast	361	385	174	189	1,109	20.4%
Southeast	351	241	235	74	901	16.6%
Southwest	195	218	219	117	749	13.8%
Mid-Atlantic	21	126	185	182	514	9.4%
Central	149	94	67	9	319	5.9%
International	232	—	—	—	232	4.3%
Northwest	59	81	11	22	173	3.2%
Various	—	77	—	—	77	1.4%
Strategic Investments	—	—	—	—	142	2.6%
Total	$1,546	$1,654	$1,128	$962	$5,432	100.0%

(1) Based on carrying value of the Company’s total investment portfolio, gross of accumulated depreciation and general loan loss reserves.